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                                        Filed Pursuant to Rule 424(b)(3) and (c)
                                                           File Number 333-72759


                PROSPECTUS SUPPLEMENT NO.2 DATED APRIL 16, 1999

                                      TO

                        PROSPECTUS DATED MARCH 30, 1999

                       PARAMETRIC TECHNOLOGY CORPORATION

                       3,788,939 SHARES OF COMMON STOCK

     This prospectus supplement supplements the prospectus dated March 30, 1999 of Parametric Technology Corporation relating to the offer and sale of 3,788,939 shares of our common stock by certain of our stockholders who received those shares in connection with our acquisition of InPart Design, Inc. in October 1998, or by pledgees, donees, transferees or other successors in interest that receive a portion of those shares from certain of our stockholders as a gift, partnership distribution or other non-sale related transfer. This prospectus supplement should be read in conjunction with our prospectus dated March 30, 1999, and this prospectus supplement is qualified by reference to the prospectus, except to the extent that the information in this prospectus supplement replaces the information in the prospectus. Capitalized terms used and not otherwise defined in this prospectus supplement have the meanings specified in the prospectus.

                             PLAN OF DISTRIBUTION

     The plan of distribution is amended to include as selling stockholders pledgees, donees, transferees or other successors-in-interest selling shares received from a selling stockholder as a gift, partnership distribution or other non-sale related transfer after the date of this prospectus supplement.